Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-3 (No. 333-196611) pertaining to the registration of shares of common stock;

(2)	Form S-8 (No. 333-177990) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan;

(3)	Form S-8 (No. 333-190232) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan; and

(4)	Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (No. 333-175523) pertaining to the PHC, Inc. 2004 Non-Employee Director Stock Option Plan, the PHC, Inc. 2003 Stock Purchase and Option Plan, the PHC, Inc. 1995 Employee Stock Purchase Plan and the PHC, Inc. 1993 Stock Purchase and Option Plan;

of our report dated January 4, 2016 relating to the financial statements of Priory Group No.1 Limited, which appears in Acadia Healthcare Company, Inc.’s Current Report on Form 8-K dated January 5, 2016.

/s/ PricewaterhouseCoopers LLP

Leeds, United Kingdom

January 5, 2016